Exhibit 10.1

SALARY REDUCTION AGREEMENT

This Salary Reduction Agreement (this “Agreement”) is entered into as of [______], 2024, by and between VerifyMe, Inc., a Nevada corporation (“VerifyMe” or the “Company”), and _______________, the _______________ of the Company (the “Executive”).

RECITALS

WHEREAS, the Executive and Company have entered into that certain Employment Agreement dated as of ________ (the “Employment Agreement”);

WHEREAS, the parties have agreed that during the term of this Agreement, the Executive’s Annual Base Salary (as defined in Section 1 below) will be reduced by ten percent (10%); and

WHEREAS, the Company has agreed to grant the Executive awards of restricted stock units as consideration for the reduction in the Executive’s Annual Base Salary pursuant to the terms set forth in this Agreement.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.    Annual Base Salary Reduction

(a)    Salary Reductions. During the Term of this Agreement, the Executive’s Annual Base Salary will be reduced by ten percent (10%) (the “Salary Reduction”), pro-rata across the pay periods in the applicable calendar year (or portion of the calendar year for 2024). For the purposes of this Agreement, the Executive’s “Annual Base Salary” is equal to the Executive’s rate of annual base salary as in effect on the first day of the applicable calendar year (July 1, 2024 for the 2024 calendar year).

(b)    Base Salary for Purposes of Employee Bonus Plan(s). Notwithstanding Section 1(a), the Salary Reduction to the Executive’s Annual Base Salary shall not be considered when determining any bonuses due to the Executive under any Company employee bonus plan where such bonus potential is based off a percentage of the Executive’s base salary. Whether an Executive is due a bonus payment under an employee bonus plan remains subject to the terms of such plan, provided that, the Company shall use the Executive’s Annual Base Salary before the Salary Reduction when calculating the bonus due under any applicable employee bonus plan.

2.    Restricted Stock Unit Awards

(a)    Grant of RSUs. On July 1, 2024 and each January 1st thereafter during the Term of this Agreement, or the first day that the Nasdaq Stock Market is open after such date (each, a “Grant Date”), VerifyMe will grant to the Executive, subject to the Executive being employed by the Company on such date, Restricted Stock Unit Awards (“RSUs”) for a number of VerifyMe common stock, par value $0.001 per share, pursuant to the VerifyMe, Inc. 2020 Equity Incentive Plan and the form of Restricted Stock Unit Award Agreement attached hereto as Exhibit A, which will vest in full on the 1st of January following its Grant Date subject to Section 3 below and shall be payable as soon as reasonably practicable after vesting. The number of shares underlying the RSUs is to be determined by dividing the projected amount of the Salary Reduction for the calendar year by $1.60, rounded down to the nearest number of whole shares.

3.    Termination of Employment, Death or Disability.

(a)    Termination for Cause. In the event of the termination of the Executive’s employment by the Company for cause during a calendar year, the outstanding RSUs granted in accordance with this Agreement shall immediately be forfeited and this Agreement will terminate.

(b)    Termination by Company or Executive not for Cause, Death or Disability. In the event of the termination of the Executive’s employment by the Company for any reason other than for cause, the Executive voluntarily terminates their employment for any reason, except for cause, or the death or disability of the Executive, during a calendar year, a pro-rata portion of the outstanding RSUs granted in accordance with this Agreement shall immediately vest, based on the number of days of the Executive’s employment during such calendar year counted from the applicable RSUs’ Grant Date to the date of the Executive’s termination over the number of days in such calendar year (184 days for the 2024 calendar year). The portion of outstanding RSUs that vest pursuant to this section shall be payable as soon as reasonably practicable after the Executive’s termination of employment. The remainder of the applicable RSUs shall be forfeited and this Agreement will terminate.

4.    Term. The term of this Agreement shall commence on July 1, 2024 and continue through December 31, 2025, unless and until earlier terminated as provided by this Agreement (the “Term”). This Agreement may be terminated at any time by the Compensation Committee of the Company’s Board of Directors, in its sole discretion, by notice to the Executive; provided, however, upon such termination, the Salary Reduction shall be eliminated and the termination shall have the same effect of the Termination by Company, Death or Disability as set forth in Section 3(a) of this Agreement.

5.    Executive Representations. As a precondition to the Company’s execution of this Agreement and in connection with each grant of RSUs by the Company, the Executive represents to the Company that the Executive is financially able to bear the economic risk of their decision to receive the awards pursuant to this Agreement. The Executive can afford to suffer a complete loss of the investment in the RSUs. The Executive has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in any shares of the Company’s common stock that may be acquired pursuant to the RSUs granted under this Agreement and has had access to the Company’s periodic reports and other information filed by the Company with the SEC.

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6.    Miscellaneous

(a)    Entire Agreement; Governing Law. This Agreement constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes in its entirety all prior undertakings and agreements of the Company and the Executive with respect to the subject matter of this Agreement and in the event that the terms of this Agreement conflicts with the Restricted Stock Unit Award Agreement, then the terms of this Agreement shall govern. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties. Should any provision of this Agreement, including, without limitation, any provision of Section 6(d), be determined for any reason to be illegal, invalid or unenforceable, it is the specific intent of the parties that the provision will be modified to the minimum extent necessary to make it or its application valid and enforceable and will be enforced to the fullest extent allowed by law and the other provisions of this Agreement will nevertheless remain effective and will remain enforceable.

(b)    Construction. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

(c)    Administration and Interpretation. Any question or dispute regarding the administration or interpretation of this Agreement shall be submitted by the Executive or by the Company to the Board. The resolution of such question or dispute by the Board shall be final and binding on all persons.

(d)    Venue and Waiver of Jury Trial. The Company and the Executive (the “parties”) agree that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for New York County (or should such court lack jurisdiction to hear such action, suit or proceeding, in an appropriate state court in the State of New York) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 6(d) shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(e)    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon the date notice is sent by email if sent before 5:30 pm ET, upon the next business day after notice is sent by email if sent after 5:30 pm ET, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

(f)    Assignment. The right of the Executive to receive grants of RSUs pursuant to this Agreement may not be assigned in whole or in part.

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(g)    No Right to Continued Employment. Neither the execution of this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Executive has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any of its subsidiaries or affiliates for any period of time or at any specific rate of compensation.

(h)    Amendments to Terms of Employment and Salary during Term. Nothing in this Agreement shall be construed as to limit the parties’ ability to amend the Employment Agreement, or the Company’s ability to make adjustments to the Executive’s base salary subject to the terms of the Employment Agreement, and any amendments made thereto.

(i)    Amendment. This Agreement may be amended from time to time by the Compensation Committee or Board of Directors, in its sole discretion, in any manner that the Compensation Committee or Board of Directors deems necessary or appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of the Executive under this Agreement without the written consent of the Executive.

(j)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first set forth above.

VerifyMe, Inc.

By:

Name: Adam Stedham

Title: Chief Executive Officer & President

Executive

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EXHIBIT A

VERIFYME, INC.

2020 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Award Agreement”) is made and entered into as of [__________], 20[__] (the “Date of Grant”), by and between VerifyMe, Inc. (the “Company”) and ___________________ (the “Participant”). Capitalized terms not defined in this Award Agreement shall have the respective meanings given such terms by the VerifyMe, Inc. 2020 Equity Incentive Plan (the “Plan”).

1.     Award. The Company hereby grants to the Participant an Award (the “Award”) of [__________] Restricted Stock Units (the “RSUs”) subject to the provisions of the Plan and to the terms and conditions of this Award Agreement.

2.     Vesting and Payment. Subject to the provisions of the Plan and this Award Agreement, the RSUs shall vest [__________] (each, a “Vesting Date”)[; provided, however, in the event of the death or Disability of the Participant on or before the Vesting Date, the RSUs shall immediately vest in full]. Each vested RSU represents the right to receive one share of Common Stock, which, less the number of shares of Common Stock withheld to satisfy tax withholding pursuant to Paragraph 4 below, if any, will be issued to the Participant as soon as practicable following the applicable Vesting Date, but no later than 90 days thereafter.

3.     Stockholder Rights. The Participant shall not be entitled, prior to the conversion of the RSUs into the right to receive shares of Common Stock and the issuance of such shares to the Participant, to any rights as a stockholder with respect to such shares of Common Stock, including the right to vote, sell, pledge, transfer or otherwise dispose of the shares.

4.     Withholding of Taxes. The Company and its Affiliates shall have the right to deduct shares of Common Stock that would otherwise be distributed pursuant to this Award Agreement from any payment made under this Award Agreement in satisfaction of the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. Shares of Common Stock tendered as payment of required tax withholding shall be valued at the fair market value of the Company’s Common Stock on the date such tax withholding obligation arises. It shall be a condition to the obligation of the Company to issue shares of Common Stock or other property, or any combination thereof, upon payment of the Award, that the Participant pay to the Company or an Affiliate, upon its demand, such amount as may be requested by the Company or the Affiliate for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue or pay shares of Common Stock or other property, or any combination thereof.

5.     Miscellaneous.

(a)       Compliance with Laws. If the Company, in its sole discretion, determines that the listing upon any securities exchange or registration or qualification under any federal, state or local law or any foreign law of any shares to be issued pursuant to an Award is necessary or desirable, issuance of such shares shall not be made until such listing, registration or qualification shall have been completed.

(b)       Incorporation of Plan. The RSUs are subject to the Plan and any interpretations by the Committee under the Plan, which are hereby incorporated into this Award Agreement by reference and made a part hereof. By the execution of this Award Agreement, the Participant acknowledges that the Plan document and the Plan prospectus, as in effect on the date of this Agreement, have been made available to the Participant for review. Any inconsistency between this Award Agreement and the Plan shall be resolved in favor of the Plan.

(c)       [No Right to Employment. The Participant’s right, if any, to continue to serve the Company or any Affiliate as an employee or otherwise will not be enlarged or otherwise affected by the Plan or this Award Agreement. This Award Agreement does not restrict the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, with or without cause.]

(d)      Administration, Interpretation, Etc. Any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan or this Award Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant. By receipt of the RSUs or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or this Award Agreement by the Company, the Board or the Committee.

(e)       Entire Agreement. This Award Agreement constitutes the entire agreement of the parties hereto with respect to the matters contained herein and constitutes the only agreement between the parties hereto with respect to the matters contained herein.

(f)       Notices. Any notices necessary or required to be given under this Award Agreement shall be sufficiently given if in writing, and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the last known addresses of the parties hereto, or to such other address or addresses as any of the parties shall have specified in writing to the other party hereto.

(g)       Choice of Law. This Award Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed by the substantive laws, but not the choice of law rules, of the State of Nevada without regard to choice of law considerations.

6.     Section 409A. The RSUs are intended to [qualify for an exception from][comply with] Section 409A and this Award Agreement shall be interpreted and administered consistent with such intention. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A. [Notwithstanding Section 2, if at the time of the Participant’s separation from service, the Participant is a “specified employee” for purposes of Section 409A, and the payment of the RSUs as a result of such separation from service is required to be delayed by six months pursuant to Section 409A, then the Company will make such payment on the day immediately following the date that is six months following the Participants separation from service with the Company.]

7.     Counterparts; Participant Acknowledgement. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. By the execution of this Award Agreement, the Participant signifies that the Participant has fully read, completely understands, and voluntarily agrees with this Award Agreement and knowingly and voluntarily accepts all of its terms and conditions.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement as of the Date of Grant set forth above.

VERIFYME, INC.

By:
Name:
Title:

Participant

Address of the Participant:

Email address: